 As filed with the Securities and Exchange Commission on January 31, 2001 ======================================================================================================================================= SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MASTERPIECE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

91-1793053

(IRS Employer Identification Number)

455 Wards Corner Road

Loveland, Ohio 45140

(Address of principal executive offices)

Newell D. Crane, B.S., M.B.A., Ph.D.

(Name and address of agent for service)

(972) 248-4411

(Telephone number, including area code of agent for service)

Consulting Agreements

(Full title of the Plan) _____________________________________________________________

Copy to:

Robert L. Sonfield, Jr. Sonfield and Sonfield 770 South Post Oak Lane, Suite 435 Houston, Utah 77056-1913
                                                    CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)            share (2)                 price            registration fee
Common Stock,
  $.001 par value               2,300,000                 $.24                 $552,000                $138.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. (2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company’s common shares as reported over-the-counter by the Electronic Bulletin Board on January 30, 2001.

=======================================================================================================================================

PART I

CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B

             Form S-8 Item Number and Caption                                      Caption in Prospectus
             --------------------------------                                      ---------------------

1.  Forepart of Registration Statement and Outside Front               Facing  Page  of  Registration  Statement  and
    Cover Page of Prospectus                                           Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of Prospectus            Inside  Cover Page of  Prospectus  and Outside
                                                                       Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                     Not Applicable
    Earnings to Fixed Charges

4.  Use of Proceeds                                                    Not Applicable

5.  Determination of Offering Price                                    Not Applicable

6.  Dilution                                                           Not Applicable

7.  Selling Security Holders                                           Not Applicable

8.  Plan of Distribution                                               Not Applicable

9.  Description of Securities to be Registered                         Consulting Agreements

10.  Interest of Named Experts and Counsel                             Not Applicable

11.  Material Changes                                                  Not Applicable

12.  Incorporation of Certain Information by Reference                 Information Incorporated by Reference

13.  Disclosure of Commission Position on                              Indemnification
     Indemnification for Securities Act Liabilities
PROSPECTUS

MASTERPIECE TECHNOLOGY GROUP, INC.

2,300,000 Shares of Common Stock ($.001 Par Value) This Prospectus is part of a Registration Statement which registers an aggregate 2,300,000 shares of common stock, $.001 par value, common stock of Masterpiece Technology Group, Inc. (the "Company") which may be issued as set forth herein to the following named persons:
                          NAME                                                    NUMBER OF SHARES
                          ----                                                    ----------------
                  Samuel M. Skipper                                                900,000 shares
                  Stephen Noser                                                    900,000 shares
                  Billy King                                                       500,000 shares
On January 25, 2001, Agreements were entered into with Mr. Samuel M. Skipper, Mr. Stephen Noser and Mr. Billy King (collectively the "Consultants") pursuant to consulting agreements (collectively, the "Consulting Agreements") for consulting services. The Company has been advised by Consultants that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Consultants and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation. No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. ======================================================================================================================================= THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE. ======================================================================================================================================= This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The date of this Prospectus is January 30, 2001

AVAILABLE INFORMATION

Masterpiece Technology Group, Inc. (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov. The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 2,300,000 shares of the Company's Common Stock, issued to Samuel M. Skipper ("Mr. Skipper"), Stephen Noser ("Mr. Noser") and Billy King ("Mr. King") as consultants of the Company, pursuant to written consulting agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

INFORMATION INCORPORATED BY REFERENCE

The Company has filed the following documents with the Securities and Exchange Commission: Annual Report on Form 10-K filed July 14, 2000; Amendment to Annual Report filed July 20, 2000; Amended to Annual Report filed July 27, 2000; Quarterly Report on Form 10-Q filed August 15, 2000; Quarterly Report on Form 10-QSB filed November 20, 2000; Notification of Change in Registrant's Certifying Accountant on Form 8-K filed May 15, 2000, and amendments thereto filed May 24, 2000 and June 5, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference. All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to Newell D. Crane, B.S., M.B.A., Ph.D., President, Masterpiece Technology Group, Inc., 455 Wards Corner Road, Loveland, Ohio 45140, telephone number (513) 831-6647.

THE COMPANY

Masterpiece Technology Group, Inc. (the "Company") is a Utah Corporation. Prior to October 31, 1997, the Company was a Washington corporation with offices located in Bellevue and Tacoma, Washington. On October 31, 1997, the Company merged in a reverse merger transaction into a publicly held company by the name of US Mining Company, Inc., a Washington corporation. Upon closing this transaction on November 15, 1997, US Mining Company, Inc. changed its name to Global Digital Information, Inc. The Board of Directors of US Mining (now The Company) resigned, and the shareholders elected the current Board of Directors of the Company. The Company changed its name to Masterpiece Technology Group, Inc. on June 11, 1999. The Company subsequently merged with Masterpiece Medical, a Delaware company on June 22, 1999. The current officers of the Company were reappointed by the Board of Directors The Company's Common Stock trades on the OTC Bulletin Board under the symbol MPTG. The Company's address is one 455 Wards Corner Road, Loveland, Ohio 45140. Its telephone number is 513 -831-6647. Its fax number is 513-831-5633.

CONSULTING AGREEMENTS

On January 25, 2001 the Company entered into the Consulting Agreements with Mr. Skipper, Mr. Noser and Mr. King pursuant to which shares of Common Stock of the Company in amounts of 900,000, 900,000 and 500,000 respectively were issued to the Consultants. Under the terms of the Consulting Agreement, Mr. Skipper, Mr. Noser and Mr. King will consult with and advise the Company with respect to matters concerning the following: (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans. (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive. (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement. (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities. The term of the Consulting agreements began on January 25, 2001 and will continue for a period of one (1) year unless sooner terminated as provided therein.

DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 50 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

Common Stock

There are presently outstanding 15,450,000 shares of Common Stock. VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock. Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

Registrar and Transfer Agent

The Company's registrar and transfer agent is Computershare Investor Services, 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 and their telephone number is (303) 986-5400.

Dissenters’ Rights

Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

Preferred Stock

The Company is also authorized to issue 10 million shares of Preferred Stock. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Sonfield and Sonfield, Houston, Texas, counsel to the Company.

EXPERTS

The balance sheet, statement of shareholders' equity, statement of cash flows (for the twelve months ended December 31, 2000), statement of earnings (deficit) and retained deficit (for the twelve months ended December 31, 2000), statement of cash flows (for the twelve months ended December 31, 2000) as of December 31, 2000 have been incorporated by reference herein in reliance on the report of VonLehman and Company, Inc., independent accountant, given on the authority of VonLehman and Company, Inc. as an expert in accounting and auditing.

STATEMENT OF INDEMNIFICATION

Pursuant to Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference --------------------------------------- The documents listed in (a) through (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. (a) Amendment to the Annual Report on Form 10-K on September 10, 1998. The Company's Form 8-K. The Company has filed the following documents with the Securities and Exchange Commission: Annual Report on Form 10-K filed July 14, 2000; Amendment to Annual Report filed July 20, 2000; Amended to Annual Report filed July 27, 2000; Quarterly Report on Form 10-Q filed August 15, 2000; Quarterly Report on Form 10-QSB filed November 20, 2000; Notification of Change in Registrant' s Certifying Accountant on Form 8-K filed May 15, 2000, and amendments thereto filed May 24, 2000 and June 5, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference. (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-K referred to in (a) above. Item 5: Interests of Named Experts and Counsel. -------------------------------------- None Item 6: Indemnification of Directors and Officers. ----------------------------------------- (a) Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution provides that: ss.16-10A-901 THRU 16-10A-909. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE ss. 16-10A-901 (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction. (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director. (3) "Expenses" include counsel fees. (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses. (5) "Officer," "employee," "fiduciary," and "agent" include any person who, while serving the indicated relationship to the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the corporation's request if that person's duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons. (6) (a) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to a person other than a director, as contemplated in Section 16-10a-907, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by him on behalf of the corporation. (b) "Official capacity" does not include service for any other foreign or domestic corporation, other person, or employee benefit plan. (7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding. (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. ss. 16-10A-902 (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b). (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section. (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. ss. 16-10A-903 Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. ss. 16-10A-904 (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902; (b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part. (2) The undertaking required by Subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 16-10a-906. ss. 16-10A-905 Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and (2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 16-10a-902(4) is limited to reasonable expenses incurred. ss. 16-10A-906 (1) A corporation may not indemnify a director under Section 16-10a-902 unless authorized and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 16-10a-902. A corporation may not advance expenses to a director under Section 16-10a-904 unless authorized in the specific case after the written affirmation and undertaking required by Subsections 16-10a-904(1)(a) and (b) are received and the determination required by Subsection 16-10a-904(1)(c) has been made. (2) The determinations required by Subsection (1) shall be made: (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or (b) if a quorum cannot be obtained as contemplated in Subsection (2)(a), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in Subsection (a) or (b); or
(ii) if a quorum of the board of directors cannot be obtained under Subsection (a) and a committee cannot be designated under Subsection (b), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

(d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares. (4) Unless authorization is required by the bylaws, authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of expenses is permissible is made by special legal counsel, authorization of indemnification and advance of expenses shall be made by a body entitled under Subsection (2)(c) to select legal counsel. ss. 16-10A-907 Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. ss. 16-10A-908 A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise. ss. 16-10A-909 (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding. (b) Section 16-7-3 of the Utah Code and Constitution provides that:

§16-7-3. CONTENTS OF ARTICLES OF INCORPORATION

The articles of incorporation shall specify: (1) The name of the corporation by which it shall be known. (2) The object of the corporation. (3) The estimated value of the property at the time of the making of articles of incorporation. (4) The title of the person making such articles. (c) Article Eight of Registrant's Articles of Incorporation provides: No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Utah expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments. Item 8: Exhibits -------- The following documents are filed as Exhibits to this Registration Statement:
                  4(a)     --       Consulting Agreement with Samuel M. Skipper.

                  4(b)     --       Consulting Agreement with Stephen Noser.

                  4(c)     --       Consulting Agreement with Billy King.

                  5        --       Opinion of Sonfield and Sonfield as to the validity of the shares being registered.

                  24.1     --       Consent of Sonfield and Sonfield (included in Exhibit 5)
Item 9: Undertakings ------------ The undersigned registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on the 31st day of January, 2001.
MASTERPIECE TECHNOLOGY GROUP, INC.          MASTERPIECE TECHNOLOGY GROUP, INC.

By:/s/Newell D. Crane                                         By:/s/Margaret Crane
   --------------------------------------------------            --------------------------------------------------
       Newell D. Crane, B.S., M.B.A., Ph.D.,                                  Margaret Crane, B.A., M.B.A.,
          and Chief Executive Officer                                           Vice President Principal Financial Officer

EXHIBIT 4(A)

CONSULTING AGREEMENT WITH SAMUEL M. SKIPPER

1. Parties.

1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of January 25, 2001, by and between Masterpiece Technology Group, Inc., a Utah corporation, (the "Company"), whose address is 455 Wards Corner Road, Suite 700, Loveland, Ohio 45140 and Samuel M. Skipper, a natural person, (the "Consultant"), whose address is 11757 Katy Freeway, Suite 950, Houston, Texas 77079-1723.

2. Recitals.

2.1. This Agreement is made with reference to the following facts and circumstances. (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement. (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement. 2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3. Engagement.

3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section 3.2. below. 3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following: (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans. (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive. (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement. (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4. The Consultant’s Fees and Expenses.

4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 900,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement. 4.2. Promptly upon the execution of this Agreement, the Company shall cause the Shares to be issued to the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph (a) of SEC Rule 501. 4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. 4.4. In the event that the Company shall consummate a merger or acquisition with an entity introduced by the Consultant during the Term, the Company shall also pay the Consultant an advisory fee ("Advisory Fee") equal to five percent (5%) of the first $5 million of the aggregate value of the transaction, four percent (4%) of the next $5 million of aggregate value and one (1%) of any value over $10 million. In the event that the consideration received or paid in a transaction described in this Agreement is in whole or in part in a form other than cash (such as securities) or is contingent upon the occurrence or non occurrence of some future event (such as future earnings or additional financing), the value of such non cash payments and future consideration, for purposes of calculating the Consultant's fee, shall be the fair market value thereof (as reasonably determined by the Company), as of the date of the consummation of the transaction. The Advisory Fee shall be fully earned upon the execution of a binding agreement for the transaction to which it relates, and shall be paid at the closing or upon the initial funding of the transaction, whichever occurs first. The Company shall pay the Consultant an Advisory Fee for each transaction in which the Consultant has advised or consulted with the Company during the Term, notwithstanding the parties to such transaction do not execute a binding agreement until after the end of the Term, or that the transaction does not close or fund until after the end of the Term. 4.5. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5. Confidential Information.

5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement: 5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand. 5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6. Arbitration of Disputes, Litigation Expenses.

6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. 6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a (a) final settlement requiring payment to the prevailing party; or (b) final judgment.

7. Miscellaneous.

7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws. 7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement. 7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company. 7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. 7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise). 7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. 7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. 7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas; provided, however, if any provision of this Agreement is unenforceable under Texas law, but is enforceable under the laws of the State of Delaware, then Delaware shall govern the construction and enforcement of that provision. The courts of the State of Texas shall have exclusive jurisdiction for any action arising out of or related to this Agreement. IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.
The Consultant:                                               The Company:

                                                              Masterpiece Technology Group, Inc.

---------------------------------
Samuel M. Skipper                                             By _________________________________
                                                                Newell D. Crane, B.S., M.B.A., Ph.D.
                                                                Chief Executive Officer

Date signed __________________________                        Date signed __________________________

EXHIBIT 4(B)

CONSULTING AGREEMENT WITH STEPHEN NOSER

1. Parties.

1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of January 25, 2001, by and between Masterpiece Technology Group, Inc., a Utah corporation, (the "Company"), whose address is 455 Wards Corner Road, Suite 700, Loveland, Ohio 45140 and Stephen Noser, a natural person, (the "Consultant"), whose address is 11757 Katy Freeway, Suite 950, Houston, Texas 77079-1723.

2. Recitals.

2.1. This Agreement is made with reference to the following facts and circumstances. (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement. (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement. 2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3. Engagement.

3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section 3.2. below. 3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following: (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans. (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive. (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement. (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4. The Consultant’s Fees and Expenses.

4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 900,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement. 4.2. Promptly upon the execution of this Agreement, the Company shall cause the Shares to be issued to the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph (a) of SEC Rule 501. 4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. 4.4. In the event that the Company shall consummate a merger or acquisition with an entity introduced by the Consultant during the Term, the Company shall also pay the Consultant an advisory fee ("Advisory Fee") equal to five percent (5%) of the first $5 million of the aggregate value of the transaction, four percent (4%) of the next $5 million of aggregate value and one (1%) of any value over $10 million. In the event that the consideration received or paid in a transaction described in this Agreement is in whole or in part in a form other than cash (such as securities) or is contingent upon the occurrence or non occurrence of some future event (such as future earnings or additional financing), the value of such non cash payments and future consideration, for purposes of calculating the Consultant's fee, shall be the fair market value thereof (as reasonably determined by the Company), as of the date of the consummation of the transaction. The Advisory Fee shall be fully earned upon the execution of a binding agreement for the transaction to which it relates, and shall be paid at the closing or upon the initial funding of the transaction, whichever occurs first. The Company shall pay the Consultant an Advisory Fee for each transaction in which the Consultant has advised or consulted with the Company during the Term, notwithstanding the parties to such transaction do not execute a binding agreement until after the end of the Term, or that the transaction does not close or fund until after the end of the Term. 4.5. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5. Confidential Information.

5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement: 5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand. 5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6. Arbitration of Disputes, Litigation Expenses.

6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. 6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a (a) final settlement requiring payment to the prevailing party; or (b) final judgment.

7. Miscellaneous.

7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws. 7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement. 7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company. 7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. 7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise). 7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. 7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. 7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas; provided, however, if any provision of this Agreement is unenforceable under Texas law, but is enforceable under the laws of the State of Delaware, then Delaware shall govern the construction and enforcement of that provision. The courts of the State of Texas shall have exclusive jurisdiction for any action arising out of or related to this Agreement. IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.
The Consultant:                                               The Company:

                                                              Masterpiece Technology Group, Inc.

---------------------------------
Stephen Noser                                                 By _________________________________
                                                                Newell D. Crane, B.S., M.B.A., Ph.D.
                                                                Chief Executive Officer

Date signed __________________________                        Date signed __________________________

EXHIBIT 4(C)

CONSULTING AGREEMENT WITH BILLY KING

1. Parties.

1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of January 25, 2001, by and between Masterpiece Technology Group, Inc., a Utah corporation, (the "Company"), whose address is 455 Wards Corner Road, Suite 700, Loveland, Ohio 45140 and Billy King, a natural person, (the "Consultant"), whose address is 3320 FM 359, Richmond, Texas 77469.

2. Recitals.

2.1. This Agreement is made with reference to the following facts and circumstances. (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement. (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement. 2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3. Engagement.

3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section 3.2. below. 3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following: (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans. (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive. (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement. (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4. The Consultant’s Fees and Expenses.

4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 500,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement. 4.2. Within 30 days after the execution of this Agreement, the Company shall cause the Shares to be issued to the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph (a) of SEC Rule 501. 4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. 4.4. In the event that the Company shall consummate a merger or acquisition with an entity introduced by the Consultant during the Term, the Company shall also pay the Consultant an advisory fee ("Advisory Fee") equal to five percent (5%) of the first $5 million of the aggregate value of the transaction, four percent (4%) of the next $5 million of aggregate value and one (1%) of any value over $10 million. In the event that the consideration received or paid in a transaction described in this Agreement is in whole or in part in a form other than cash (such as securities) or is contingent upon the occurrence or non occurrence of some future event (such as future earnings or additional financing), the value of such non cash payments and future consideration, for purposes of calculating the Consultant's fee, shall be the fair market value thereof (as reasonably determined by the Company), as of the date of the consummation of the transaction. The Advisory Fee shall be fully earned upon the execution of a binding agreement for the transaction to which it relates, and shall be paid at the closing or upon the initial funding of the transaction, whichever occurs first. The Company shall pay the Consultant an Advisory Fee for each transaction in which the Consultant has advised or consulted with the Company during the Term, notwithstanding the parties to such transaction do not execute a binding agreement until after the end of the Term, or that the transaction does not close or fund until after the end of the Term. 4.5. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5. Confidential Information.

5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement: 5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand. 5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6. Arbitration of Disputes, Litigation Expenses.

6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. 6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a (a) final settlement requiring payment to the prevailing party; or (b) final judgment.

7. Miscellaneous.

7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws. 7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement. 7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company. 7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. 7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise). 7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. 7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. 7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas; provided, however, if any provision of this Agreement is unenforceable under Texas law, but is enforceable under the laws of the State of Delaware, then Delaware shall govern the construction and enforcement of that provision. The courts of the State of Texas shall have exclusive jurisdiction for any action arising out of or related to this Agreement. IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.
The Consultant:                                               The Company:

                                                              Masterpiece Technology Group, Inc.

---------------------------------
Billy King                                                    By _________________________________
                                                                Newell D. Crane, B.S., M.B.A., Ph.D.
                                                                Chief Executive Officer

Date signed __________________________                        Date signed __________________________

EXHIBIT 5 & 24.1

LEGAL OPINION OF SONFIELD AND SONFIELD

                                                         SONFIELD AND SONFIELD
                                                      A Professional Corporation

LEON SONFIELD (1865-1934)                              ATTORNEYS AT LAW                       ROBERT L. SONFIELD, JR.
GEORGE M. SONFIELD (1899-1967)                                                                      Managing Director
ROBERT L. SONFIELD (1893-1972)                      770 SOUTH POST OAK LANE                       robert@sonfield.com
    ____________________                           HOUSTON, TEXAS 77056-1913
                                                       www.sonfield.com
FRANKLIN D. ROOSEVELT, JR. (1914-1988)
                                                   Telecopier (713) 877-1547
                                                             ----
                                                   Telephone (713) 877-8333
January 30, 2001 Board of Directors Masterpiece Technology Group, Inc. 455 Wards Corner Road, Suite 700 Loveland, Ohio, 45140 Dear Gentlemen: In my capacity as counsel for Masterpiece Technology Group, Inc. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 2,300,000 shares of common stock pursuant to the Consulting Agreements as set out and described in the Company's Registration Statement on Form S-8 (File No. 333-74231) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement. Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that: (1) The Company is a corporation duly organized and validly existing under the laws of the State of Utah;
(2) The Company has taken all requisite corporate action and all action required by the laws of the State of Utah with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 2,300,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement. Yours very truly, Robert L. Sonfield, Jr. Managing Director